Exhibit 23.01



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Canadian  Rockport  Homes  International,  Inc.
Suite  507-700  West  Pender  Street
Vancouver,  British  Columbia
Canada  V6C1G8



We consent to the use in this Registration Statement on Form S-1 Amendment Number 4 of our report dated February 20, 2001, relating to the financial statements of Canadian Rockport Homes, LTD and to the reference of our firm under the headings "Experts."



ss/  Jonathon  P.  Reuben  C.P.A.

Jonathon  P.  Reuben,  C.P.A.
An  Accountancy  Corporation
Torrance,  CA  90505
September  26,  2001

October 17, 2001


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